Exhibit 99.1

Highpower International Reports Financial Results

For the First Quarter Ended March 31, 2016

Company to Hold Conference Call on May 12, 2016 at 10:00 a.m. Eastern Time / 7:00 a.m. Pacific Time

SAN FRANCISCO, USA and SHENZHEN, CHINA–May 12, 2016 - Highpower International, Inc. (NASDAQ: HPJ), ("Highpower International" or "the Company") a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the 2016 first quarter ended March 31, 2016.

2016 First Quarter Financial Highlights (all results are compared to prior year period)

•	Net sales were $29.1 million compared to $32.1 million primarily due to decreased average selling prices of the Ni-MH batteries and decreased volumes of lithium batteries as a result of a decline in sales of iPhone backup power products.
•	Gross margin improved to 20.2% from 17.3% as a result of improved production efficiency.
•	EBITDA was $1.1 million compared to $1.3 million.
•	Net loss attributable to the Company was $0.3 million, or $0.02 per diluted share, compared to a net loss attributable to the Company of $0.1 million, or $0.01 per diluted share; non-GAAP net loss attributable to the Company was $0.4 million, or $0.02 per diluted share, compared to a non-GAAP net loss attributable to the Company of $0.3 million, or $0.02 per diluted share.

Management Commentary

Mr. George Pan, Chairman and CEO of Highpower International, commented, “Despite challenging market conditions in the first quarter of 2016, our Company delivered solid results for the period. We faced pricing pressures from both lithium and Ni-MH batteries, as well as a decline of sales of iPhone backup power products. We continue to allocate resources to enhancing our lithium battery technology and seek to expand and develop new products and solutions in new and emerging technology sectors, such as drones and robotics. We also continue to expand our domestic sales channels and explore potential collaborations with strategic partners with large scale enterprises in both China and overseas markets.”

2016 First Quarter Financial Review

Net Sales

Net sales for the first quarter ended March 31, 2016 were $29.1 million compared to $32.1 million for the same period in 2015. The 9.5% decrease in net sales was primarily due to decreased average selling prices of the Ni-MH batteries and decreased volumes of lithium batteries sold mainly as a result of a decline in sales of iPhone backup power products.

Gross Profit

For the first quarter ended March 31, 2016, the Company’s gross profit increased 5.8% to $5.9 million from $5.6 million for the same period in 2015. The increase was attributable to improved production efficiency.

Gross Margin

Gross margin improved to 20.2% for the first quarter ended March 31, 2016 compared to 17.3% in the prior year period as a result of improved production efficiency.

Research and Development (R&D)

R&D spending was $1.6 million, or 5.6% of net sales, for the first quarter ended March 31, 2016, compared to $1.7 million, or 5.2% of net sales, for the same period in 2015.

Selling & Distribution

Selling and distribution expenses were $1.5 million, or 5.3% of net sales, for the first quarter ended March 31, 2016, as compared with $1.8 million, or 5.6% of net sales, for the same period in 2015.

General & Administrative

For the first quarter ended March 31, 2016, general and administrative expenses were $3.1 million, or 10.5% of net sales, compared to $3.0 million, or 9.4% of net sales, for the first quarter of 2015.

Net Loss

For the first quarter of 2016, net loss attributable to the Company was $0.3 million, or $0.02 per share based on 15.1 million weighted average diluted shares outstanding, compared to a net loss attributable to the Company of $0.1 million, or $0.01 per share based on 15.1 million weighted average diluted shares outstanding, in the prior year period. Non-GAAP net loss attributable to the Company was $0.4 million, or $0.02 per diluted share, compared to Non-GAAP net loss attributable to the Company of $0.3 million, or $0.02 per diluted share, in the prior year period.

EBITDA

EBITDA for the first quarter ended March 31, 2016 was to $1.1 million compared to $1.3 million in the prior year period.

A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, and Non-GAAP net loss attributable to the Company to the appropriate GAAP measure is included with the Company’s financial information below.

Balance Sheet Highlights

($ in millions, except per share data)	3/31/2016	12/31/2015
	(Unaudited)
Cash and Cash Equivalents	$6.7	$5.8
Total Current Assets	$74.5	$80.7
Total Assets	$128.3	$134.2
Total Current Liabilities	$85.6	$91.2
Total Liabilities	$85.6	$91.3
Shareholders’ Equity	$42.7	$42.9
Total Liabilities and Shareholders’ Equity	$128.3	$134.2
Book Value Per Share	$2.83	$2.84

Conference Call Details

The Company announced that it will discuss financial results in a conference call on May 12, 2016 at 10:00 a.m. Eastern time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:
Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q1-2016. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP (adjusted) net income or (loss) exclude stock-based compensation expense and change of fair value of warrant liability. Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, economic downturn and uncertainty in Asia and Europe adversely affecting demand for our products; fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; changes in the laws of the PRC that affect our operations; the devaluation of the U.S. Dollar relative to the Renminbi; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes our exposure to product liability, safety, and defect claims; rising labor costs, volatile metal prices, and inflation; changes in foreign, political, social, business and economic conditions that affect our production capabilities or demand for our products; and various other matters, many of which are beyond our control.. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Senior Associate

+86-10-6587-6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

+1 (212) 836-9606

aprior@equityny.com

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars except Number of Shares)

	For three months March 31,
	2016	2015
	(Unaudited)	(unaudited)
	$	$
Net sales	29,097,055	32,137,648
Cost of sales	(23,220,016)	(26,581,934)
Gross profit	5,877,039	5,555,714

Research and development expenses	(1,622,883)	(1,674,124)
Selling and distribution expenses	(1,535,036)	(1,798,722)
General and administrative expenses	(3,069,714)	(3,024,751)
Foreign currency transaction (loss) gain	(90,436)	370,311
Total operating expenses	(6,318,069)	(6,127,286)

Loss from operations	(441,030)	(571,572)
Gain on change of fair value of warrant liability	119,469	346,299
Other income	155,928	230,092
Interest expenses	(274,992)	(268,642)
Loss before taxes	(440,625)	(263,823)

Income taxes (expenses) benefit	(35,504)	95,256
Net loss	(476,129)	(168,567)

Less: net loss attributable to non-controlling interest	(133,521)	(45,209)
Net loss attributable to the Company	(342,608)	(123,358)

Comprehensive loss
Net loss	(476,129)	(168,567)
Foreign currency translation gain (loss)	250,146	(204,761)
Comprehensive loss	(225,983)	(373,328)

Less: comprehensive loss attributable to non-controlling interest	(128,822)	(49,173)
Comprehensive loss attributable to the Company	(97,161)	(324,155)

Loss per share of common stock attributable to the Company
-Basic and Diluted	(0.02)	(0.01)

Weighted average number of common stock outstanding
-Basic and Diluted	15,101,679	15,086,169

HIGHPOWER INTERNATIONAL, INC.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	March 31,	December 31,
	2016	2015
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	6,749,909	5,849,967
Restricted cash	9,250,815	11,656,204
Accounts receivable, net	30,004,722	36,139,866
Notes receivable	1,795,942	1,757,709
Prepayments	5,979,026	5,354,552
Other receivables	791,895	706,352
Inventories	19,922,932	19,218,331

Total Current Assets	74,495,241	80,682,981

Property, plant and equipment, net	47,655,212	47,464,186
Land use right, net	3,967,322	3,963,003
Intangible asset, net	537,500	550,000
Deferred tax assets	1,683,069	1,544,314

TOTAL ASSETS	128,338,344	134,204,484

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	33,970,319	36,077,396
Deferred income	861,369	879,944
Short-term loan	15,406,054	13,839,341
Notes payable	25,177,482	30,490,166
Other payables and accrued liabilities	6,882,074	6,292,492
Income taxes payable	1,885,389	1,783,013
Current portion of long-term loan	1,393,512	1,845,245

Total Current Liabilities	85,576,199	91,207,597

Warrant Liability	21,080	140,549

TOTAL LIABILITIES	85,597,279	91,348,146

EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-

Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,101,679 shares issued and outstanding at March 31, 2016 and 15,101,679 shares issued and outstanding at December 31, 2015)	1,510	1,510
Additional paid-in capital	11,338,689	11,227,979
Statutory and other reserves	4,042,429	4,042,429
Retained earnings	23,755,567	24,098,175
Accumulated other comprehensive income	2,878,209	2,632,762

Total equity for the Company’s stockholders	42,016,404	42,002,855

Non-controlling interest	724,661	853,483

TOTAL EQUITY	42,741,065	42,856,338

TOTAL LIABILITIES AND EQUITY	128,338,344	134,204,484

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Three months ended March 31,
	2016	2015
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net loss	(476,129)	(168,567)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,256,379	1,246,043
Allowance for doubtful accounts	-	21
Loss on disposal of property, plant and equipment	52,218	11,709
Deferred income tax	127,117	(187,373)
Share based payment	110,710	121,361
Loss on change of fair value of warrant liability	(119,469)	(346,299)
Changes in operating assets and liabilities:
Accounts receivable	6,287,966	1,576,803
Notes receivable	(25,833)	(2,309,732)
Prepayments	(582,543)	(1,434,905)
Other receivable	(79,930)	33,367
Inventories	(566,489)	434,169
Accounts payable	(2,600,952)	(5,404,188)
Other payables and accrued liabilities	544,018	(127,282)
Income taxes payable	89,225	39,612
Net cash flows provided by (used in) operating activities	4,016,288	(6,515,261)

Cash flows from investing activities
Acquisition of plant and equipment	(1,059,030)	(1,664,663)
Net cash flows used in investing activities	(1,059,030)	(1,664,663)

Cash flows from financing activities
Proceeds from short-term bank loans	1,457,726	-
Repayment of long-term bank loans	(460,335)	(488,250)
Proceeds from notes payable	9,482,054	16,882,947
Repayment of notes payable	(14,956,180)	(12,237,353)
Proceeds from exercise of employee options	-	9,339
Change in restricted cash	2,463,747	(609,041)
Net cash flows used in (provided by) financing activities	(2,012,988)	3,557,642
Effect of foreign currency translation on cash and cash equivalents	(44,328)	(66,650)
Net increase (decrease) in cash and cash equivalents	899,942	(4,688,932)
Cash and cash equivalents - beginning of period	5,849,967	14,611,892
Cash and cash equivalents - end of period	6,749,909	9,922,960

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	73,396	52,505
Interest expenses	274,992	268,642
Non-cash transactions
Reduction of property, plant and equipment cost by realizing deferred income	20,892	-

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income to EBITDA

	Three months ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
	$	$
Net loss attributable to the Company	(342,608)	(123,358)
Non-GAAP Net Loss (1)	(351,367)	(348,296)

Interest expenses, net	142,463	232,570
Income tax expenses	35,504	(95,256)
Depreciation and Amortization	1,256,379	1,246,043

EBITDA	1,091,738	1,259,999
Non-GAAP Adjusted EBITDA(2)	1,082,979	1,035,061

(1) See table below for reconciliation of net loss attributable to the Company to Non-GAAP net loss attributable to the Company.

(2) Excludes share-based compensation expense and gain on change of fair value of warrant liability as set forth in the following table.

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Loss Attributable to the Company to Non-GAAP Net Loss Attributable to the Company

	Three months ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
	$	$
Net loss attributable to the Company	(342,608)	(123,358)
Stock-based compensation expense	110,710	121,361
Gain on change of fair value of warrant liability	(119,469)	(346,299)
Non-GAAP net loss attributable to the Company	(351,367)	(348,296)

Basic net loss per share of common stock attributable to the Company	(0.02)	(0.01)
Stock-based compensation expense	0.01	0.01
Gain on change of fair value of warrant liability	(0.01)	(0.02)
Non-GAAP net loss per share of common stock attributable to the Company	(0.02)	(0.02)

Diluted net loss per share of common stock attributable to the Company	(0.02)	(0.01)
Stock-based compensation expense	0.01	0.01
Gain on change of fair value of warrant liability	(0.01)	(0.02)
Non-GAAP net loss per share of common stock attributable to the Company	(0.02)	(0.02)

Weighted average number of common shares outstanding
-Basic and Diluted	15,101,679	15,086,169